Exhibit 11

September 5, 2001



Turner Funds
One Freedom Valley Drive
Oaks, PA  19456


RE:  TURNER FUNDS (FORMERLY KNOWN AS TIP FUNDS) - FORM N-14 OPINION


Ladies and Gentlemen:

We refer to the Registration Statement on Form N-14 (the "Registration Statement") of the Turner Funds (the "Trust") relating to the transfer of all the assets and liabilities of Professionally Managed Portfolios' Titan Financial Services Fund (the "Selling Fund"), to the Trust's Turner Future Financial Services Fund (the "Acquiring Fund"), in exchange for shares of the Acquiring Fund (the "Acquiring Fund's Shares"), followed by the distribution of the Acquiring Fund's Shares, in exchange for such Selling Fund's shares in complete liquidation of the Selling Fund (the "Reorganization"), pursuant to the Plan of Reorganization between the Trust, on behalf of the Acquiring Fund, and Professionally Managed Portfolios, on behalf of the Selling Fund dated as of June 15, 2001 ("Plan").

We have been requested by the Trust to furnish this opinion as Exhibit 11 to the Registration Statement.

We have examined such records, documents, instruments, certificates of public officials and of the Trust, made such inquiries of the Trust, and examined such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

Based upon and subject to the foregoing, we are of the opinion that:

     The issuance of the Acquiring Fund's Shares has been duly and validly authorized by all appropriate action and, upon delivery thereof and payment therefor in accordance with the Registration Statement and the Plan, the Acquiring Fund's Shares, when issued, will be duly authorized, validly issued, fully paid and nonassessable.

We have not reviewed the securities laws of any state or territory in connection with the proposed offering of the Acquiring Fund's Shares and we express no opinion as to the legality of


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Turner Funds
September 5, 2001
Page 2


any offer of sale of the Acquiring Fund's Shares under any such state or territorial securities laws.

This opinion is intended only for your use in connection with the offering of the Acquiring Fund's Shares and may not be relied upon by any other person.

We hereby consent to the inclusion of this opinion as an exhibit to the Trust's Registration Statement to be filed with the Securities and Exchange Commission.

Very truly yours,


/s/ Morgan, Lewis & Bockius LLP